                     TruServ Corporation
      Variable Denomination Floating Rate Demand Notes

           Supplement No. 3 Dated August 11, 1997
                             to
 Prospectus Dated June 20, 1997, as heretofore supplemented


  The current interest rate payable on the Company's
Variable Denomination Floating Rate Demand Notes is 5.16%.